UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2011

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-168407	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Dealer Manager Agreement

On November 18, 2011, Preferred Apartment Communities, Inc. (the “Company”) entered into a dealer manager agreement (the “Dealer Manager Agreement”) with International Assets Advisory, LLC (the “Dealer Manager”) relating to a public offering by the Company (the “Offering”) pursuant to the Registration Statement (as defined below) of a minimum of 2,000 and a maximum of 150,000 shares of the Company’s Series A Redeemable Preferred Stock, par value $0.01 per share (the “Series A Redeemable Preferred Stock”), and warrants (the “Warrants”), to purchase a minimum of 40,000 and a maximum of 3,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Series A Redeemable Preferred Stock and the Warrants will be sold in units (“Units”), with each Unit consisting of (i) one share of Series A Redeemable Preferred Stock, and (ii) one Warrant to purchase 20 shares of Common Stock in accordance with the Warrant Agreement (as defined below). Each Unit will be sold at a public offering price of $1,000 per Unit.  The Dealer Manager is not required to sell any specific number or dollar amount of the Units, but will use its reasonable best efforts to sell all the Units offered.  Reasonable best efforts means the Dealer Manager is only required to use its good faith efforts and reasonable diligence to sell the Series A Redeemable Preferred Stock or Warrants and has no firm commitment or obligation to purchase any specific number or dollar amount of the Series A Redeemable Preferred Stock or Warrants. The Dealer Manager does not have a material relationship with the Company.

The Offering is being made pursuant to a final prospectus, dated November 18, 2011, pursuant to the Company’s existing effective registration statement on Form S-11 (File No. 333-176604) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on November 18, 2011.

The Dealer Manager Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Dealer Manager, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Escrow Agreement

On November 18, 2011, the Company entered into an escrow agreement (the “Escrow Agreement”) with the Dealer Manager and UMB Bank, National Association (the “Escrow Agent”), pursuant to which the Company will deposit all subscription payments from the Offering in an escrow account (the “Escrow Account”) held by the Escrow Agent, in trust for the subscriber’s benefit, pending release to the Company pursuant to the Escrow Agreement. 2,000 Units must be sold by December 31, 2012 or the Company will terminate the Offering and promptly return subscription payments to subscribers for Units in accordance with the provisions of the Escrow Agreement. The Escrow Agent does not have a material relationship with the Company.

The Escrow Agreement contains customary representations, warranties and agreements by the Company and the Dealer Manager, and customary conditions to the release of proceeds from the Escrow Account, indemnification obligations of the Company and the Dealer Manager, other obligations of the parties and termination provisions.

Warrant Agreement

On November 18, 2011, the Company entered into a warrant agreement (the “Warrant Agreement”) with Computershare Trust Company, N.A. (“Warrant Agent”), as agent for the Company in respect of the Warrants, which governs the Warrants to be issued in the Offering. The Warrants will be issued by “book-entry only” form to the Depository Trust Company (“DTC”) and evidenced by one or more global warrants, a form of which is attached as an exhibit to the Warrant Agreement. Those investors who will own beneficial interests in a global warrant will do so through participants in DTC’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of DTC and its participants. The Warrants may be exercised by notifying a broker who is a DTC participant prior to the expiration of such Warrants and providing payment of the exercise price for the shares of the Common Stock for which such Warrants are being exercised. The Warrant Agent does not have a material relationship with the Company.

Holders of Warrants may exercise the Warrants at any time beginning one year from the date of issuance up to 5:00 p.m., New York City time, on the date that is four years after the date of issuance. The Warrants are exercisable, at the option of each holder, in whole, but not in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below). Each Warrant is exercisable for 20 shares of Common Stock (subject to adjustment, as discussed below). The holder of Warrants does not have the right to exercise any portion of the Warrant if the holder would beneficially own in excess of 9.8% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

If, at the time of exercise of any Warrant, a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrant is not effective or the prospectus contained in the registration statement is not available for the issuance of the shares of Common Stock issuable upon exercise of the Warrant, the holder may only exercise its Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of Common Stock purchasable upon such exercise. Any Warrant that is outstanding on the termination date of the Warrant shall be automatically terminated.

The exercise price of the Common Stock purchasable upon exercise of the Warrants equals 120% of the current market price per share of Common Stock on the date of issuance of such Warrant, subject to a minimum exercise price of $9.00 per share. The current market price will be determined using the weighted average price of the previous 20 days of trading volume. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock, and also upon any distribution of assets, including cash, stock or other property to the Company’s stockholders.

Subject to applicable law, the Warrants may be transferred at the option of the holder upon surrender of the Warrants with the appropriate instruments of transfer.

The Common Stock is listed on NYSE AMEX (“AMEX”). The Warrants are not listed on AMEX, nor does the Company plan on making an application to list the Warrants on AMEX, any national securities exchange or other nationally recognized trading system.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holders of the Warrants will not have the rights or privileges of holders of Common Stock, including any voting rights, until they exercise their Warrants.

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the Company shall, at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up the number of shares of Common Stock to be issued to the nearest whole number.

The Warrant Agreement contains customary representations, warranties, and agreements by the Company, customary conditions, other obligations of the parties and indemnification obligations of the Company.

Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership

On November 18, 2011, the Company entered into a third amended and restated agreement of limited partnership (the “Third Amended and Restated Operating Partnership Agreement”) of Preferred Apartment Communities Operating Partnership, L.P. (the “Operating Partnership”) with Preferred Apartment Advisors, LLC (the “Advisor”) and the other limited partners party thereto from time to time. The Company is the general partner of, and owner of a 99.99% interest in, the Operating Partnership. The Advisor is controlled by the Company’s sponsor and is party to a third amended and restated management agreement, dated May 13, 2011, among the Company, the Operating Partnership and the Advisor, pursuant to which the Advisor will implement the Company’s business strategy and perform certain services for the Company, subject to oversight by the Company’s board of directors, in exchange for certain fees and expense reimbursements.

The Third Amended and Restated Operating Partnership Agreement redesignated two classes of the units of ownership interests in the Operating Partnership (“OP Units”) issued pursuant to the second amended and restated agreement of limited partnership (“Second Amended and Restated Operating Partnership Agreement”) of the Operating Partnership, issued two additional classes of OP Units and amended certain characteristics of the OP Units and certain other provisions of the Second Amended and Restated Operating Partnership Agreement.

Pursuant to the Third Amended and Restated Operating Partnership Agreement, the Operating Partnership has the following four classes of OP Units: Class A Units, Class B Units, GP Units and Series A Redeemable Preferred Units. Any OP Units representing limited partner interests previously issued under the Second Amended and Restated Operating Partnership Agreement were redesignated as Class A Units, and any OP Units representing general partner interests previously issued under the Second Amended and Restated Operating Partnership Agreement were redesignated as GP Units.

Pursuant to the Third Amended and Restated Operating Partnership Agreement, the OP Units have the following characteristics:

GP Units

GP Units represent an interest as a general partner in the Operating Partnership and the Company, as general partner, will hold all such units. In return for the initial capital contribution of $109,998 the Company made, the Operating Partnership issued to the Company 10,999.80 general partnership OP Units that were subsequently redesignated as 10,999.80 GP Units and 36,666 limited partnership OP Units that were subsequently redesignated as 36,666 Class A Units.

In the Company’s capacity as general partner, the Company manages the Operating Partnership and is liable for certain unpaid debts and liabilities of the Operating Partnership.

Limited Partnership OP Units Generally

Each limited partnership OP Unit represents an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional OP Units and classes of OP Units with rights different from, and superior to, those of limited partnership OP Units of any class, without the consent of the limited partners. Holders of limited partnership OP Units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The Company, however, as the general partner of the Operating Partnership, is liable for certain unpaid debts and liabilities of the Operating Partnership. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Third Amended and Restated Operating Partnership Agreement (some of which exclude OP Units owned or controlled by the general partner or any person who owns more than 66-2/3 of the outstanding voting interests in the general partner). With respect to such amendments, each Class A Unit has one vote.

In general, subject to the priorities of the Series A Redeemable Preferred Units, each Class A Unit (and GP Unit) will share equally in distributions from the Operating Partnership when such distributions are declared by the Company, the general partner, which decision will be made in the Company’s sole discretion. Upon the Operating Partnership’s liquidation, Class A Units and Class B Units (and GP Units) will share equally on a unit-by-unit basis in the assets of the Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves, required withholding, payment of any preferred return owed to holders of Series A Redeemable Preferred Units and return of capital to the holders of Series A Redeemable Preferred Units and payment of the portion distributable to the special limited partner. As general partner, the Company may amend the allocation and distribution sections of the Third Amended and Restated Operating Partnership Agreement to reflect the issuance of additional OP Units and classes of OP Units without the consent of the limited partners.

Under certain circumstances, holders of OP Units of any class may be restricted from transferring their interests without the consent of the general partner.

Class A Units

For each Class A Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of Class A Units will not be obligated to make additional capital contributions to the Operating Partnership. Further, such holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Class A Units without the Company’s consent as general partner.

After owning a Class A Unit for one year, Class A Unit holders generally may, subject to certain restrictions, exchange Class A Units for the cash value of a corresponding number of shares of Common Stock or, at the Company’s option, a corresponding number of shares of Common Stock. These exchange rights are accelerated in the case of some extraordinary transactions.

Series A Redeemable Preferred Units

The Operating Partnership will issue Series A Redeemable Preferred Units to correspond with the issuance of shares of Series A Redeemable Preferred Stock. Subject to the Company’s future issuance of certain senior securities, and the Operating Partnership’s corresponding issuance of certain senior securities, the Series A Redeemable Preferred Units rank senior to all other OP Units with respect to distribution rights and rights upon the Company’s liquidation, winding-up or dissolution.

Beginning two years after their initial issuance, a holder of Series A Redeemable Preferred Units will have the right to redeem such units at a discount plus any accrued but unpaid distributions subject to terms similar to the terms of the Series A Redeemable Preferred Stock. In addition, the Operating Partnership will have the right to redeem any or all Series A Redeemable Preferred Units beginning on the tenth anniversary of the date of their original issuance. Upon redemption of Series A Redeemable Preferred Units, the Operating Partnership has the right, in its sole discretion, to deliver cash or equal value of Class A Units.

Class B Units

The Operating Partnership intends to grant Class B Units as equity incentive awards to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain of the Company’s consultants and certain consultants to the Advisor and its affiliates or to entities of such consultants that provide services to the Company. The Class B Units may be subject to forfeiture or other restrictions upon terms included with any such grant.

In general, the Class B Units are intended to be treated as “profits interests” in the Operating Partnership for U.S. federal income tax purposes. The Class B Units may be entitled to distributions, even though the Class B Units are subject to forfeiture.

Distributions

The Third Amended and Restated Operating Partnership Agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the Operating Partnership, or net sale proceeds, will be distributed to the partners as follows:

•
first, 100% to the Company as holder of the Series A Redeemable Preferred Units (which the Company will distribute to the holders of the Series A Redeemable Preferred Stock), until the Company has received cumulative cash dividends on each Series A Redeemable Preferred Unit at an annual rate of six percent (6%) of the stated value (the “Series A Preferred Return”); and

•
thereafter, 100% of the aggregate amount of any additional distribution will be payable to the Company as holder of GP Units and Class A Units (which the Company may distribute to the holders of Common Stock) and any other holders of Class A Units entitled to such distributions in proportion to respective percentage interests.

Net sale proceeds will be distributed to partners as follows:

•
first, 100% to the Company as holder of the Series A Redeemable Preferred Units (which the Company will distribute to the holders of Series A Redeemable Preferred Stock), until the Company has received cumulative cash dividends on each Series A Redeemable Preferred Unit equal to the Series A Preferred Return;

•
second, 100% to the Company as holder of GP Units and Class A Units (which the Company may distribute to the holders of Common Stock) and any other holders of Class A Units entitled to such distributions, in proportion to respective percentage interests, until the allocable capital contribution with respect to the real estate asset giving rise to such distribution has been received;

•
third, 100% to the Company as holder of GP Units and Class A Units (which the Company may distribute to the holders of Common Stock) and any other holders of Class A Units entitled to such distributions, in proportion to respective percentage interests, until the aggregate allocable capital contributions with respect to all realized investments has been received;

•
fourth, 100% to the Company as holder of GP Units and Class A Units (which the Company may distribute to the holders of Common Stock) and any other holders of Class A Units entitled to such distributions, in proportion to respective percentage interests, until an amount equal to the sum of the allocable expenses with respect to all realized investments, including the realized investment giving rise to such distribution has been received;

•
fifth, 100% to the Company as holder of GP Units and Class A Units (which the Company may distribute to the holders of Common Stock) and any other holders of Class A Units entitled to such distributions, in proportion to respective percentage interests, until the Company, and other holders of Class A Units, have received a priority return in an amount equal to a cumulative, non-compounded rate of return equal to seven percent (7%) per annum has been met with respect to the allocable capital contributions and allocable expenses distributed; and

•
thereafter, 15% of the aggregate amount of any additional distribution will be payable to the special limited partner, and 85% as follows: first, 100% to the Company as holder of the Series A Redeemable Preferred Units (which the Company may distribute to the holders of Series A Redeemable Preferred Stock), until the aggregate capital contributions made with respect to the Series A Redeemable Preferred Units have been returned, and thereafter, 100% among the Company as holder of GP Units and Class A Units (which the Company may distribute to the holders of Common Stock) and any other holders of Class A Units and Class B Units entitled to such distributions in proportion to respective percentage interests.

To the extent a distribution has been paid to the special limited partner for any real estate assets sold within 60 days prior to the sale of an asset in which the seven percent (7%) priority return for that asset was not met, the special limited partner must return to the Company an amount up to the distribution so received for the assets sold within such 60-day period, which will be applied to any seven percent (7%) priority return shortfall actually arising from the sale of the subsequent asset.

The Third Amended and Restated Operating Partnership Agreement also provides that, as general partner, the Company has the right to amend the distribution provisions of the Third Amended and Restated Operating Partnership Agreement to reflect the issuance of additional classes of OP Units. The Third Amended and Restated Operating Partnership Agreement further provides that, as general partner, the Company shall use its best efforts to ensure sufficient distributions are made to meet the REIT annual distribution requirements and to avoid U.S. federal income and excise taxes on the Company’s earnings.

Liquidation

Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners pro rata in accordance with the priorities in which net sales proceeds are distributed to partners.

A summary of each of the Dealer Manager Agreement, the Escrow Agreement and the Warrant Agreement has been included to provide investors and security holders with information regarding their respective terms, and a summary of the Third Amended and Restated Operating Partnership Agreement has been included to provide investors and security holders with a summary of the material changes from the Second Amended and Restated Operating Partnership Agreement. Neither such summaries nor the agreements themselves are intended to provide any other factual information about the Company. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

A copy of each of the Dealer Manager Agreement, the Escrow Agreement, the Warrant Agreement and the Third Amended and Restated Operating Partnership Agreement is filed as Exhibit 1.1, 1.2, 1.3 and 1.4 hereto, respectively, and is incorporated herein by reference.  The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to the Registration Statement and such documents.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
1.1	Dealer Manager Agreement, dated November 18, 2011, between Preferred Apartment Communities, Inc. and International Assets Advisory, LLC
4.1
Third Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P., dated November 18, 2011, by and among Preferred Apartment Communities, Inc., Preferred Apartment Advisors, LLC and the limited partners party thereto from time to time

4.2	Warrant Agreement, dated November 18, 2011, between Preferred Apartment Communities, Inc. and Computershare Trust Company, N.A.
10.1	Escrow Agreement, dated November 18, 2011, by and among Preferred Apartment Communities, Inc., International Assets Advisory, LLC and UMB Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: November 25, 2011	By:	/s/ John A. Williams
John A. Williams
President and Chief Executive Officer